As filed with the Securities and Exchange Commission on February 10, 1994.
                                              Registration No. 33-_________
___________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of  1933
                                 _______________

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                                 _______________


DELAWARE                                                         04-2209186
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02254-9046
               (Address of Principal Executive Offices) (Zip Code)


                THERMO ELECTRON CORPORATION MONEYMATCH PLUS PLAN
                              (Full Title of Plan)


                          Sandra L. Lambert, Secretary
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02254-9046
                     (Name and Address of Agent for Service)

                                   Copies to:
                    Seth H. Hoogasian, Esq., General Counsel
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02254-9046

                                 (617) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                      Proposed      Proposed
                                      Maximum        Maximum
                                      Offering      aggregate       Amount of
 Title of securities  Amount to be   Price Per   offering price   registration
   to be registered    registered      Share                           fee
Common Stock, $1.00
par value per share    600,000 (1)  $41.625 (2)  $24,975,000 (2)  $8,613.00 (2)

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and an indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under such plan to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups.

     (1) The number of shares of Common Stock which will actually be issued under the Plan cannot be determined at this time, as the number of shares of Common Stock purchased by the Plan Administrator pursuant to the Plan will depend on the amount of contributions to be used to purchase shares of the Registrant's Common Stock in the open market and the prevailing market prices.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(g) under the Securities Act of 1933. The calculation of the proposed maximum aggregate offering price has been based upon (1) the registration hereunder of an aggregate of 600,000 shares and (2) the average of the high and low sales prices, $42.25 and $41.00, respectively, of the Registrant's Common Stock on the New York Stock Exchange on February 7, 1994 as reported in The Wall Street Journal.
                      -----------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the MoneyMatch Plus Plan (the "Plan") of Thermo Electron Corporation (the "Registrant" or the "Company") pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Registrant and the Plan are subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993.
     (b) The Plan's Annual Report Form 11-K for the plan year ended December 31, 1992.
     (c) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended April 3, 1993, for the quarter ended July 3, 1993 and for the quarter ended October 2, 1993.
     (d) The Registrant's Current Report on Form 8-K, as amended, reporting the acquisition of Spectra-Physics Analytical by Thermo Instrument Systems Inc. on February 26, 1993.
     (e) The description of the Registrant's Common Stock, contained in the Registrant's Registration Statement on Form 8-A, as amended, and the description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A, as amended.

     All reports or proxy statements filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of the Company and owns or has the right to acquire, pursuant to the exercise of stock options, shares of the Common Stock of the Company and of certain of its subsidiaries, the fair market value of which exceeds $50,000.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, gives Delaware corporations the power to indemnify each of their present and former directors or officers under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

     Article Thirteenth of the Registrant's Restated Certificate of Incorporation, as amended, provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article Ninth of the Registrant's Restated Certificate of Incorporation, as amended, provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director of officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses may be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification shall be made by the Registrant (unless ordered by a court) only upon a determination that the applicable standard of conduct required for indemnification has been met. Article Ninth of the Registrant's Restated Certificate of Incorporation, as amended, further provides that the indemnification provided therein is not exclusive. The Registrant has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

     The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 7.  Exemption of Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference. The Company has obtained a favorable determination from the Internal Revenue Service (the "IRS") for the Plan. The Company undertakes to submit any amendments to the Plan to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan under the Employee Retirement Income Security Act of 1974, as amended, and Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include in any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (a) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or
                                        6
               paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 9th day of February, 1994.

                                   THERMO ELECTRON CORPORATION



                                   By: /s/ George N. Hatsopoulos
                                       -------------------------
                                       George N. Hatsopoulos, President
                                       and Chief Executive Officer


                                POWER OF ATTORNEY

     Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints John N. Hatsopoulos, Paul F. Kelleher, Theo Melas-Kyriazi, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          Signature                    Title                  Date
                             President, Chief
                             Executive Officer,
                             Chairman of the Board and
/s/ George N. Hatsopoulos    Director                 February 9, 1994
George N. Hatsopoulos


                             Executive Vice President
                             and Chief Financial
/s/ John N. Hatsopoulos      Officer                  February 9, 1994
John N. Hatsopoulos

          Signature                    Title                  Date

                             Vice President, Finance
                             (Chief Accounting
/s/ Paul F. Kelleher         Officer)                 February 9, 1994
Paul F. Kelleher

/s/ John M. Albertine        Director                 February 9, 1994
John M. Albertine


/s/ Peter O. Crisp           Director                 February 9, 1994
Peter O. Crisp


/s/ Elias P. Gyftopoulos     Director                 February 9, 1994
Elias P. Gyftopoulos


/s/ Frank Jungers            Director                 February 9, 1994
Frank Jungers


/s/ Robert A. McCabe         Director                 February 9, 1994
Robert A. McCabe


/s/ Frank E. Morris          Director                 February 9, 1994
Frank E. Morris


/s/ Donald E. Noble          Director                 February 9, 1994
Donald E. Noble


Hutham S. Olayan             Director                 February --, 1994


/s/ Roger D. Wellington      Director                 February 9, 1994
Roger D. Wellington



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of the Thermo Electron Corporation MoneyMatch Plus Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 9th day of February, 1994.

     Thermo Electron Corporation MoneyMatch Plus Plan

                                   By:  Thermo Electron Corporation,
                                   Plan Administrator

                                   By: /s/ Theo Melas-Kyriazi
                                      --------------------------------

                                   Printed Name: Theo Melas-Kyriazi
                                                ----------------------

                                   Title: Treasurer
                                         -----------------------------

                                  EXHIBIT INDEX


  Exhibit
  Number                        Description                        Page


4.1 Restated Certificate of Incorporation, as amended, of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (Commission File No. 33-64324).
4.2 By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1988).
4.3 Rights Agreement dated as of May 4, 1988 between the Registrant and The First National Bank of Boston, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Form 8-A filed with the Commission on May 17, 1988).

5.1        Opinion of Seth H. Hoogasian, Esq.                       12

23.1       Consent of Arthur Andersen & Co.                         13

23.2       Consent of Arthur Andersen & Co.                         14

23.3       Consent of Coopers & Lybrand                             15
23.3 Consent of Seth H. Hoogasian, Esq.(contained in his opinion filed as Exhibit 5.1).

24.1       Power of Attorney (see pages 8 and 9 of this
           Registration Statement).

                                                                Exhibit 5.1






                                   February 9, 1994


Thermo Electron Corporation
81 Wyman Street
Waltham, MA 02254-9046

     Re: Registration Statement on Form S-8 Relating to 600,000 Shares of the Common Stock, $1.00 par value, of Thermo Electron Corporation

Dear Sirs:

     I am General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 600,000 shares of the Company's Common Stock, $1.00 par value per share (the "Shares").

     I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

     Based upon and subject to the foregoing, I am of the opinion that:

     (1) The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.
     (2) The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.
     (3) The Shares, when issued and sold in accordance with the provisions of the Thermo Electron Corporation MoneyMatch Plus Plan will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,



                                   Seth H. Hoogasian
                                   General Counsel


SHH/mj

                                                               Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 12, 1993 (except with respect to the matters discussed in Note 12 as to which the date is February 26, 1993) included in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended January 2, 1993.



                                   ARTHUR ANDERSEN & CO.



Boston, Massachusetts
February 7, 1994

                                                               Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 27, 1993 included in Thermo Electron Corporation MoneyMatch Plus Plan's Annual Report on Form 11-K for the year ended December 31, 1992.



                                   ARTHUR ANDERSEN & CO.



Boston, Massachusetts
February 7, 1994

                                                               Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Themo Electron Corporation on Form S-8 of our report dated March 22, 1993, on our audit of the financial statements of Spectra-Physics Analytical as of December 31, 1992 and for the year then ended.



                                   COOPERS & LYBRAND



San Jose, California
February 7, 1994

                                   February 11, 1994




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

      Re:  Thermo Electron Corporation
           Registration Statement on Form S-8
           Thermo Electron Corporation MoneyMatch Plus Plan

Ladies and Gentlemen:

     On behalf of Thermo Electron Corporation (the "Company"), transmitted herewith through the EDGAR system is the Company's Registration Statement on Form S-8 with respect to 600,000 shares of the Company's common stock, $1.00 par value per share, which may be offered and sold pursuant to the Thermo Electron Corporation MoneyMatch Plus Plan.

     The filing fee for this Registration Statement has been transferred by wire to the Securities and Exchange Commission's account number 910-8739 at the Mellon Bank in Pittsburgh. The bankers were instructed to note that the Company's IRS identification number is 04-2209186, that its Central Index Key
(CIK) is 097745, that its SEC filing fees account number is RFB = 0000097745, and that the payment was intended as the filing fee for this Registration Statement.

     If you have any questions, please contact me at (617) 622-1170.

     Thank you very much.

                                   Very truly yours,



                                   Carl F. Barnes
                                   Associate General Counsel

CFB:cci